POWER OF ATTORNEY

				TO SIGN FORMS 4 AND 5




	The
undersigned director/officer of Anixter International Inc. hereby authorizes
  John Dul or James Knox to sign on behalf of the undersigned any
  Forms 4 and 5 that are required to be filed from time to time with the Securities and Exchange Commission.  Such
forms shall be completed
from the information
  furnished by me to
the Company and the
information in the Company's records.
  This
authority shall continue
in effect until revoked.







  Dated this 26th day of
August, 2002.

  Signed:   	Dennis J.
Letham
  Printed Name: Dennis
J. Letham